UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2005

CREE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2005, Cree, Inc. (the “Company”) entered into a letter agreement with F. Neal Hunter, former chairman of the Company’s board of directors, whereby Mr. Hunter will serve a one-year appointment as director emeritus. As a director emeritus, Mr. Hunter will receive a salary of $5,000 per year and will report to the Chairman of the Company to provide advice and assistance on such matters within Mr. Hunter’s expertise or experience as the Chairman may from time to time request. Mr. Hunter may participate in benefit plans offered to Company employees generally, for which he may be eligible, if any, subject to and in accordance with the terms and conditions of such plans. In addition, the Company will recognize Mr. Hunter’s service as director emeritus as employment with the Company for purposes of the expiration provisions of the stock options that Mr. Hunter previously has been granted. A copy of the agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated April 30, 2005, between F. Neal Hunter and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ CHARLES M. SWOBODA
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date: May 5, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated April 30, 2005, between F. Neal Hunter and the Company

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